AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 1998

==============================================================================

                                              REGISTRATION NO. 333-___________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           ------------------------

                        RECKSON ASSOCIATES REALTY CORP.
            (Exact name of registrant as specified in its charter)

        MARYLAND                                         11-3233650
-------------------------------             -----------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


                             225 BROADHOLLOW ROAD
                           MELVILLE, NEW YORK 11747
                                (516) 694-6900
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           ------------------------

            RECKSON ASSOCIATES REALTY CORP. 1998 STOCK OPTION PLAN
                           (Full title of the plan)

                            -----------------------

                                DONALD RECHLER
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                        RECKSON ASSOCIATES REALTY CORP.
                             225 BROADHOLLOW ROAD
                           MELVILLE, NEW YORK 11747
                                (516) 694-6900
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE
=================================================================================================================================


                                                       Proposed maximum       Proposed maximum
  Title of Securities                Amount to        offering price per    aggregate offering          Amount of registration
    to be registered                be registered               unit              price                           fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01
per share....................        3,000,000  (1)        $22.88  (2)          $68,640,000   (3)         $19,082        (4)
=================================================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the 1998 Stock Option Plan with respect to which no additional consideration will be paid (i) in the event of a stock dividend, reverse stock split, split up, recapitalization or capital adjustments and (ii) that are issuable pursuant to dividend equivalent rights relating to stock options issued under the 1998 Stock Option Plan.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

(3) Calculated pursuant to Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices for the Common Stock reported on the New York Stock Exchange on October 26, 1998.

(4) In accordance with Rule 457(h), the filing fee is based on the maximum number of the registrant's securities issuable under the 1998 Plan that are covered by this Registration Statement.

==============================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

       The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents and the documents incorporated by reference herein pursuant to
Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Reckson Associates Realty Corp. (the "Company") hereby incorporates by reference the documents listed in (a), (b), (c) and (d) below which have previously been filed with the Securities and Exchange Commission.

(a)    The Annual Report on Form 10-K for the year ended December 31, 1997.

(b) The Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

(c) The current reports on Form 8-K (including Form 8-KA) and dated February 18, 1997, May 15, 1997, June 12, 1997, August 7, 1997,
       September 9, 1997, October 21, 1997, January 6, 1998, January 26, 1998, February 10, 1998, February 12, 1998, March 24, 1998, April 6, 1998,
       July 22, 1998 and August 15, 1998, respectively.

(d) The description of the Company's Common Stock contained in Item 1 of the Company's registration statement on Form 8-A, as amended, filed on May 9, 1995 pursuant to Section 12 of the Exchange Act.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Maryland General Corporation Law, as amended from time to time (the "MGCL"), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Amended and Restated Articles of Incorporation contain such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     The Amended and Restated Articles of Incorporation authorize the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Amended and Restated Articles of Incorporation and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

     MGCL requires a corporation (unless its charter provides otherwise, which the Amended and Restated Articles of Incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

     The Company has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other matters, that the Company indemnify its executive officers and directors to the fullest extent permitted by law and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements and may cover executive officers and directors under the Company's directors' and officers' liability insurance. Although indemnification agreements offer substantially the same scope of coverage afforded the Bylaws, they provide greater assurance to directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights they provide.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS

3(a)*    Amended and Restated Articles of Incorporation of the Company.

3(b)*    By-Laws of the Company.

5(a)     Opinion of Brown & Wood LLP.

23(a)    Consent of Brown & Wood LLP (included as part of Exhibit 5(a)).

23(b)    Consent of Ernst & Young LLP.

23(c)    Consent of Kinsey, Beck & Company.

24       Power of Attorney (included on page 6).

* Previously filed as an exhibit to Registration Statement on Form S-11 (No. 333-1280) and incorporated herein by reference.

ITEM 9.           UNDERTAKINGS

     The undersigned registrants hereby undertake:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding ) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Reckson Associates Realty Corp. certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Township of Huntington, State of New York, on October 28, 1998.

                                             RECKSON ASSOCIATES REALTY CORP.

                                              By:  /s/ Donald J. Rechler
                                                  ----------------------
                                                       Donald J. Rechler
                                                       Chairman

                               POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Reckson Associates Realty Corp. hereby severally constitute Scott
H. Rechler, Mitchell D. Rechler, and J. Michael Maturo, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Reckson Associates Realty Corp. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           SIGNATURE                                        TITLE                                                   DATE
           ---------                                        -----                                                   ----
/s/ Donald J. Rechler              Chairman of the Board, Chief Executive Officer and Director               October 28, 1998
---------------------------        (Principal Executive Officer)
Donald J. Rechler

/s/ Scott H. Rechler               President, Chief Operating Officer and Director                           October 28, 1998
---------------------------
Scott H. Rechler

/s/ J. Michael Maturo              Executive Vice President, Treasurer and Chief Financial Officer           October 28, 1998
---------------------------
J. Michael Maturo                  (Principal Financial Officer and Principal Accounting Officer)

/s/ Roger M. Rechler               Vice-Chairman of the Board and Director                                   October 28, 1998
---------------------------
Roger M. Rechler

/s/ Mitchell D. Rechler            Executive Vice President and Director                                     October 28, 1998
---------------------------
Mitchell D. Rechler

/s/ Harvey R. Blau                 Director                                                                  October 28, 1998
---------------------------
Harvey R. Blau

/s/ Leonard Feinstein              Director                                                                  October 28, 1998
---------------------------
Leonard Feinstein

/s/ Herve A. Kevenides             Director                                                                  October 28, 1998
---------------------------
Herve A. Kevenides

/s/ John V.N. Klein                Director                                                                  October 28, 1998
---------------------------
John V.N. Klein

/s/ Lewis S. Ranieri               Director                                                                  October 28, 1998
---------------------------
Lewis S. Ranieri

                                   Director
----------------------------
Conrad D. Stephenson


                                 EXHIBIT INDEX


Exhibit No.       Description                                           Page
-----------       -----------                                           ----
3(a)*             Amended and Restated Articles of Incorporation
                  of the Company.

3(b)*             By-Laws of the Company.

5(a)              Opinion of Brown & Wood LLP.                            8

23(a)             Consent of Brown & Wood LLP (included as part of
                  Exhibit 5(a)).

23(b)             Consent of Ernst & Young LLP.                           9

23(c)             Consent of Kinsey, Beck & Company.                     10

24                Power of Attorney (included on page 6).



* Previously filed as an exhibit to Registration Statement on Form S-11 (No. 333-1280) and incorporated herein by reference.